	STATE OF NEVADA
ROSS MILLER			Commercial Recordings Division
Secretary of State
				202 N. Carson Street
SCOTT W. ANDERSON			Carson City, NV 89701-4069
			Telephone (775) 684-5708
Deputy Secretary				Fax (775) 684-7138
for Commercial Recordings
	OFFICE OF THE
	SECRETARY OF STATE
Dr. John Smoot			Job:C20140909-3395
700 Louisiana Street Suite 3950			September 9, 2014
Houston, TX 77002
Special Handling Instructions:
Charges
Description	Document Number	Filing Date/Time	Qty	Price	Amount
Late Fee	20140374309-43	5/22/2014 1:29:52 PM	1	$75.00	$75.00
Initial List	20140652375-45	9/9/2014 7:35:49 PM	1	$125.00	$125.00
Business License 5/2014-	20140652375-45	9/9/2014 7:35:49 PM	1	$200.00	$200.00
5/2015
Business License Late Fee	20140652375-45	9/9/2014 7:35:49 PM	1	$100.00	$100.00
5/2014-5/2015
Total					$500.00
Payments
Type	Description			Amount

Credit	238587|14090939477918				$500.00
Total					$500.00
				Credit Balance: $0.00
			Job Contents:
			File Stamped Copy(s):		1
			Business License(s):		1

Dr. John Smoot

700 Louisiana Street Suite 3950

Houston, TX 77002

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

TIDE PETROLEUM CORP — E0270982014-2

NAME OF CORPORATION

FOR THE FILING PERIOD OF MAY, 2014 TO MAY, 2015

100101

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

Filed in the office of	Document Number 20140652375-45
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/09/2014 7:35 PM
	Entity Number E0270982014-2

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ____

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

☐ This corporation is a publicly traded corporation. The Central Index Key number is: 0001609596

☐ This publicly traded corporation is not required to have a Central Index Key number.

NRS 76.020 Exemption Codes
- 001 - Governmental Entity
- 005 - Motion Picture Company
- 006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)	ADDRESS	CITY	STATE	ZIP CODE
DR. JOHN SMOOT	PRESIDENT (OR EQUIVALENT OF)	700 LOUISIANA STREET, SUITE 3950 , USA	HOUSTON	TX	77002
HARPRIT KAUR	SECRETARY (OR EQUIVALENT OF)	700 LOUISIANA STREET, SUITE 3950 , USA	HOUSTON	TX	77002
PARMEET NANNER	TREASURER (OR EQUIVALENT OF)	700 LOUISIANA STREET, SUITE 3950 , USA	HOUSTON	TX	77002
HARPRIT KAUR	DIRECTOR	700 LOUISIANA STREET, SUITE 3950 , USA	HOUSTON	TX	77002

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X DR. JOHN SMOOT

Signature of Officer or Other Authorized Signature

Title CEO

Date 9/9/2014 7:35:37 PM

Nevada Secretary of State List Profit
Revised 7-31-13

NEVADA STATE BUSINESS LICENSE

TIDE PETROLEUM CORP

Nevada Business Identification # NV20141345207

Expiration Date: May 31, 2015

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto

set my hand and affixed the Great Seal of State, at my office on September 9, 2014

ROSS MILLER

Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.